TWIN RIVER ANNOUNCES SECOND QUARTER 2019 RESULTS
ROBUST SECOND QUARTER RESULTS; DOVER AND TIVERTON VALIDATE M&A STRATEGY

Providence, Rhode Island - August 12, 2019 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (the “Company”, “Twin River” or “TRWH”) today reported financial results for the second quarter ended June 30, 2019.

Financial Highlights - Second Quarter 2019 Compared to Second Quarter 2018

•	Revenue increased 29.2% to $143.2 million

•	Gross gaming revenue increased 26.5% to $228.0 million(1)

•	Net income decreased 15.4% to $17.2 million

•	Adjusted EBITDA increased 7.1% to $47.5 million

•	Dover Downs contributed solid performance with $25.8 million of revenue

Summary of Financial Results

	Three Months Ended June 30,
(in thousands, except per share amounts and percentages)	2019	2018	Change
Revenue	$143,218	$110,815	29.2%
Income from operations	$33,846	$31,424	7.7%
Income from operations margin	23.63%	28.36%
Net income	$17,180	$20,300	(15.4)%
Net income margin	12.00%	18.32%
Adjusted EBITDA(1)	$47,457	$44,298	7.1%
Adjusted EBITDA Margin(1)	33.14%	39.97%
Earnings per diluted share (“EPS”)	$0.42	$0.49	(14.3)%
Adjusted EPS(1)	$0.51	$0.56	(8.9)%
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.
“We are pleased with the Company’s results in the quarter as the financial performance at Dover exceeded our already high expectations and our Rhode Island operations performed well despite some softness in the New England gaming markets in the second quarter,” said George Papanier, President and Chief Executive Officer. “Our emphasis of focusing on in-market and out-of-market accretive growth is also proving itself in the early going as we continue to grow prudently into a multi-state operator based in Rhode Island versus a single regional operator.”

Second Quarter 2019 Results
Revenue for the second quarter 2019 increased 29.2% to $143.2 million from $110.8 million in the second quarter 2018. The increase in revenue year-over-year was principally driven by the effects of the Dover Downs acquisition, which exceeded expectations on the top line in its first full quarter of ownership and contributed $25.8 million of revenue to the Company’s results for the second quarter. The second quarter was also favorably impacted by incremental revenue at the Tiverton Casino Hotel (“Tiverton”), which opened in the third quarter of 2018 and continued to ramp in the second quarter. The Company did note softness in the overall New England market throughout the second quarter of 2019, which was attributed to a challenging comparable period in 2018 resulting from pent up demand due to poor weather in the first quarter of the prior year, as well as the likely impact of decreased tax refund dollars in the current year as a result of federal tax legislation changes at the end of 2017. The Company notes that the impact of new competition in the region did impact revenue late in the second quarter, particularly at the Twin River Casino Hotel (“Lincoln”); however, the impact to the quarter was in line with the Company’s expectations.
Overall gaming revenue increased $18.0 million, or 21.8%, to $100.2 million, food & beverage revenue increased $6.5 million, or 52.9%, to $18.8 million, and hotel revenue increased $5.9 million, or 107.6%, to $11.4 million, in each case, compared to the same period in 2018.
Income from operations in the second quarter 2019 increased $2.4 million, or 7.7%, year-over-year to $33.8 million. This year-over-year increase, driven by the increase in revenues noted above, was positively impacted by the addition of Dover Downs and the incremental contribution from Tiverton in the quarter. Operating costs and expenses in the second quarter of 2019 include the impact of the following:

•
increased corporate overhead costs of $1.1 million, reflecting the Company’s corporate investment in preparation of future growth and additional costs incurred by the Company to meet reporting requirements associated with being a publicly traded company;

•
increased depreciation and amortization expense of $3.1 million driven by capital projects for Tiverton and the Hotel at Lincoln, which were completed in the second half of 2018, and the addition of Dover Downs;

•	decreased share-based compensation expense of $4.4 million resulting from the timing of grants and settlement of awards which created expense volatility in 2018;

•	approximately $1.7 million of professional and advisory fees incurred in the quarter associated with the Company’s capital return program; and

•
increased acquisition and integration costs of $0.9 million driven by the pending acquisition of three Black Hawk, Colorado properties from Affinity Gaming and the recently announced pending acquisitions of the Isle of Capri Kansas City and Lady Luck Vicksburg casinos from Eldorado Resorts Inc.

Interest expense for the second quarter increased $4.9 million to $10.0 million as, on May 10, 2019, the Company extended its balance sheet by entering into a new credit facility and issued $400 million of 6.75% unsecured senior notes, which are described in more detail below.
Reflecting the items described above and an increase in the effective tax rate year over year, net income for the second quarter 2019 decreased $3.1 million, or 15.4%, to $17.2 million. Adjusted EBITDA for the second quarter 2019 was $47.5 million, an increase of $3.2 million, or 7.1%, from $44.3 million in the second quarter 2018.

Introduction to July 2019 Rhode Island Gaming Volumes
Our Rhode Island segment has been impacted by new competition which opened in Boston in late June. In commenting on this impact, George Papanier said, “The new competition had a greater than expected negative impact on our table games at Lincoln in July 2019, while our slots performance for the same period was in line with expectations given the seasonal weakness that we noted earlier that impacted the second quarter. Table games revenues decreased by approximately $3.9 million(1), or 34%, to $7.6 million when compared to July 2018, while our slots NTI decreased approximately $6.4 million, or 17%, to $32.2 million(1) compared to July 2018. We are pleased with the lack of impact we have experienced at Tiverton where gaming volumes in July were relatively flat to our recent monthly run-rate which we view as a positive. When we conceived and planned the Tiverton property, the expectation was for it to offset the impact of new competition so that operating income in the market would be flat to Lincoln alone. We are revising our expectations for combined operating income to be lower by approximately 10% from those expectation levels.”

The Company notes that July 2019 represents the first full month that the Company’s results were impacted by new Boston competition and the volume numbers presented above are similar to the gaming revenue numbers regularly made available by the Rhode Island State Lottery. These numbers are based on the Company’s internal data and actual results reported by the Rhode Island State Lottery may differ.
The Company is providing this preliminary and selected gaming volume data subsequent to the end of the second quarter to provide insight into the initial impacts of recent competition. The Company does not plan to regularly release similar financial information (whether preliminary or not) on an ongoing basis.
Balance Sheet and Liquidity
The Company had $383.4 million in cash and cash equivalents, excluding restricted cash, at June 30, 2019. Outstanding indebtedness, before the impact of $13.3 million of unamortized deferred financing fees and $2.1 million of unamortized original issue discount, at the end of the second quarter 2019 totaled $700.0 million. “We ended the second quarter with a rock solid balance sheet and, taking into account our very low net debt leverage, we have what we believe is one of the strongest capital structures in our industry,” commented Steve Capp, Chief Financial Officer.
On May 10, 2019 the Company completed its new debt financing, comprised of a $250 million revolving credit facility (the “revolver”) and a $300 million term loan with maturity dates of 2024 and 2026, respectively, as well as $400 million of senior unsecured notes due 2027. The revolver was undrawn at closing and remained undrawn at June 30, 2019. The Company used the net proceeds from the term loan and unsecured notes to repay borrowings under its prior revolver and term loan, aggregating $421.2 million. The balance, net of costs, of approximately $260 million is included in the Company’s cash balance at the end of the second quarter and will be used for general corporate purposes, which could include, in addition to funding operations, acquisitions, repurchases of our common stock and other transactions.
On June 14, 2019, the Company declared a cash dividend of $0.10 per common share (“Dividend”) that was paid on July 23, 2019 resulting in a $4.1 million return to shareholders. On July 26, 2019, the Company completed a modified Dutch auction tender offer (“Offer”) and repurchased approximately 2.5 million shares of its common stock for cash at a price of $29.50 per share for an aggregate purchase price of $75 million. Both the Dividend and Offer were components of the Company’s previously announced capital return program and were funded with cash on hand. After the effect of the payment of the Dividend and consummation of the Offer, the Company had approximately $171 million available for use under its capital return program.

_______________________________
(1) VLT or slots NTI stands for video lottery terminal net terminal income and represents the net of cash in and cash out for video lottery terminals at the Company’s facilities. Both VLT NTI and total net table games revenue figures are gross amounts and do not represent the Company’s final share of these amounts that it must share with the State of Rhode Island or the impact of any other adjustments the Company may make, including those related to promotional efforts, in finalizing its results for the period. These figures do not represent what the gaming revenue of TRWH would be for July 2019 but, rather, are being disclosed in an effort to provide an overall preliminary indication of the impact competition and other factors had on the Company’s Rhode Island operations for the month of July. The information above is preliminary and is based on information available as of the date of this release and is therefore subject to change.

Reconciliation of GAAP Measures to Non-GAAP Measures
To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, gross gaming revenue and adjusted earnings per diluted share, which exclude certain items described below.
The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of its actual operating performance. The Company’s management utilizes and plans to utilize this non-GAAP financial information to compare the Company’s operating performance to comparable periods and to internally prepared projections. The Company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Second Quarter Conference Call
The Company’s second quarter 2019 earnings conference call and audio webcast will be held today, Monday, August 12, 2019, at 8:00 AM EDT. To access the conference call, please dial (877) 791-0146 (U.S. toll-free) and reference conference ID number 8865339. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.twinriverwwholdings.com. An online archive of the webcast will be available on the Company’s website for 120 days.
About Twin River Worldwide Holdings, Inc.
Twin River Worldwide Holdings, Inc. owns and manages four casinos, two casinos in Rhode Island, one in Mississippi, and one in Delaware, as well as a Colorado horse race track that has 13 authorized OTB licenses. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE) and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 1,000 slots and 32 table games facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”
Investor Contact
Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8564
InvestorRelations@twinriver.com

Media Contact
Patti Doyle
401-374-2553
patti.doyle@gmail.com

Forward-Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and the Company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements are sometimes identified by words  like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the effects of competition that exists in the gaming industry; (2) unexpected costs, charges or expenses resulting from the acquisition of Dover Downs and other proposed transactions; (3) uncertainty of the expected financial performance of the Company, including the failure to realize the anticipated benefits of its acquisitions; (4) the Company’s ability to implement its business strategy; (5) the risk that litigation may result in significant costs of defense, indemnification and/or liability; (6) evolving legal, regulatory and tax regimes; (7) changes in general economic and/or industry specific conditions; (8) actions by third parties, including government agencies; (9) the risk that the Company’s proposed acquisitions may not be completed on the terms or in the time frame expected, or at all; and (10) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 1, 2019. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. TRWH does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$383,431	$77,580
Restricted cash	7,455	3,851
Accounts receivable, net	27,874	22,966
Inventory	7,689	6,418
Prepaid expenses and other assets	17,690	11,647
Total current assets	444,139	122,462
Property and equipment, net	515,525	416,148
Right of use assets, net	17,717	—
Goodwill	132,746	132,035
Intangible assets, net	113,268	110,104
Other assets	6,069	1,603
Total assets	$1,229,464	$782,352
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$3,000	$3,595
Current portion of lease obligations	1,000	—
Accounts payable	18,827	14,215
Accrued liabilities	76,696	57,778
Total current liabilities	99,523	75,588
Lease obligations, net of current portion	16,719	—
Pension benefit obligations	6,407	—
Deferred tax liability	5,647	17,526
Long-term debt, net of current portion	681,576	390,578
Other long-term liabilities	2,149	—
Total liabilities	812,021	483,692
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.01; 100,000,000 shares authorized; 41,163,937 and 39,421,356 shares issued as of June 30, 2019 and December 31, 2018, respectively; 41,147,597 and 37,989,376 shares outstanding as of June 30, 2019 and December 31, 2018, respectively, net of treasury stock.	411	380
Additional paid in capital	183,925	125,629
Treasury stock, at cost, 16,340 and 1,431,980 shares as of June 30, 2019 and December 31, 2018, respectively.	(409)	(30,233)
Retained earnings	233,516	202,884
Total shareholders’ equity	417,443	298,660
Total liabilities and shareholders’ equity	$1,229,464	$782,352

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Gaming	$100,234	$82,266	$191,102	$161,848
Racing	3,783	3,870	6,723	7,154
Hotel	11,390	5,486	17,695	9,940
Food and beverage	18,801	12,298	32,312	23,786
Other	9,010	6,895	16,017	12,893
Total Revenue	143,218	110,815	263,849	215,621

Operating costs and expenses:
Gaming	26,078	17,027	47,154	33,754
Racing	2,833	2,545	5,024	4,724
Hotel	4,183	2,056	6,897	3,816
Food and beverage	15,634	9,696	26,741	18,668
Retail, entertainment and other	2,125	1,454	3,451	2,584
Advertising, general and administrative	48,047	40,363	86,310	78,393
Expansion and pre-opening	—	451	—	485
Acquisition, integration and restructuring expense	2,239	664	9,117	664
Newport Grand disposal loss	—	—	—	5,885
Depreciation and amortization	8,233	5,135	15,002	10,347
Total operating costs and expenses	109,372	79,391	199,696	159,320
Income from operations	33,846	31,424	64,153	56,301

Other income (expense):
Interest income	754	38	767	78
Interest expense, net of amounts capitalized	(9,966)	(5,106)	(17,017)	(10,845)
Loss on extinguishment and modification of debt	(1,491)	—	(1,491)	—
Other, net	182	—	182	—
Total other expense, net	(10,521)	(5,068)	(17,559)	(10,767)

Income before provision for income taxes	23,325	26,356	46,594	45,534

Provision for income taxes	6,145	6,056	11,818	12,600
Net income	$17,180	$20,300	$34,776	$32,934
Deemed dividends related to changes in fair value of common stock subject to possible redemption	—	(1,305)	—	(2,610)
Net income applicable to common stockholders	$17,180	$18,995	$34,776	$30,324

Net income per share, basic	$0.42	$0.51	$0.88	$0.82
Weighted average common shares outstanding, basic	41,137	36,925	39,701	36,874

Net income per share, diluted	$0.42	$0.49	$0.87	$0.79
Weighted average common shares outstanding, diluted	41,261	38,541	39,822	38,572

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$34,776	$32,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	12,113	7,609
Amortization of intangible assets	2,889	2,738
Amortization of operating lease right of use assets	722	—
Share-based compensation - liability awards	—	10,038
Share-based compensation - equity awards	1,779	1,010
Amortization of deferred financing costs and discounts on debt	1,428	1,847
Loss on debt extinguishment and modification of debt	1,491	—
Bad debt expense	58	116
Net pension and other postretirement benefit income	(39)	—
Newport Grand disposal loss	—	5,885
Gain on disposal of property and equipment	(8)	—
Changes in operating assets and liabilities:
Accounts receivable	708	(3,233)
Inventory	122	807
Prepaid expenses and other assets	(944)	1,158
Accounts payable	(300)	(6,399)
Accrued liabilities	1,871	925
Net cash provided by operating activities	56,666	55,435
Cash flows from investing activities:
Repayment of loans from officers and directors	—	1,073
Acquisition of Dover Downs Gaming & Entertainment, Inc., net of cash acquired	(9,606)	—
Proceeds from sale of land and building for Newport Grand disposal	—	7,108
Proceeds from sale of property and equipment	7	5
Capital expenditures, excluding Tiverton Casino Hotel and new hotel at Twin River Casino	(13,114)	(5,607)
Capital expenditures - Tiverton Casino Hotel	(1,824)	(58,740)
Capital expenditures - new hotel at Twin River Casino	(3,741)	(14,101)
Payments associated with gaming license	(942)	(155)
Net cash used in investing activities	(29,220)	(70,417)
Cash flows from financing activities:
Revolver borrowings	25,000	26,000
Revolver repayments	(80,000)	—
Term loan proceeds, net of fees of $10,655	289,345	—
Term loan repayments	(342,439)	(32,127)
Senior note proceeds, net of fees of $6,130	393,870	—
Payment of financing fees	(3,358)	—
Stock repurchases	(409)	—
Stock options exercised via repayment of non-recourse notes	—	890
Net cash provided by (used in) financing activities	282,009	(5,237)

Net change in cash and cash equivalents and restricted cash	309,455	(20,219)
Cash and cash equivalents and restricted cash, beginning of period	81,431	93,216
Cash and cash equivalents and restricted cash, end of period	$390,886	$72,997

Supplemental disclosure of cash flow information:
Cash paid for interest	$10,960	$11,046
Cash paid for income taxes	$8,794	$10,226

Non-cash investing and financing activities:
Unpaid property and equipment	$614	$18,161
Deposit applied to fixed asset purchases	$981	$—
Deemed dividends related to changes in fair value of common stock subject to possible redemption	$—	$2,610
Intrinsic value of stock options exercised via repayment of non-recourse notes	$—	$8,131
Termination of operating leases via purchase of underlying assets	$1,665	$—
Stock issued for acquisition of Dover Downs Gaming & Entertainment, Inc.	$86,780	$—

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2019	2018	2019	2018
Revenue	$143,218	$110,815	$263,849	$215,621

Net income	$17,180	$20,300	$34,776	$32,934
Interest expense, net of interest income	9,212	5,068	16,250	10,767
Provision for income taxes	6,145	6,056	11,818	12,600
Depreciation and amortization	8,233	5,135	15,002	10,347
Non-operating income	(182)	—	(182)	—
Loss on extinguishment and modification of debt (1)	1,491	—	1,491	—
Merger and going public expenses (2)	759	664	7,199	664
Restructuring costs (3)	716	—	716	—
Newport Grand disposal loss (4)	—	—	—	5,885
Share-based compensation	1,628	6,029	1,780	11,047
Non-recurring litigation expenses, net of insurance proceeds (5)	524	375	(33)	1,233
Pension audit payment (6)	(519)	—	(519)	—
Legal and financial expenses for strategic review (7)	—	132	—	682
Acquisition costs (8)	764	—	1,202	—
Credit Agreement amendment (income) expenses (9)	(197)	15	138	401
Storm related repair expense, net of insurance recoveries (10)	—	73	—	213
Expansion and pre-opening expenses (11)	—	451	—	485
Professional and advisory fees associated with capital return program (12)	1,703	—	1,703	—
Adjusted EBITDA	$47,457	$44,298	$91,341	$87,258

Net income margin	12.00%	18.32%	13.18%	15.27%
Adjusted EBITDA margin	33.14%	39.97%	34.62%	40.47%
_______________________________

(1)	Loss on debt extinguishment and modification of debt related to the Company’s debt refinancing.

(2)	Merger and going public expenses primarily include legal and financial advisory costs related to the merger with Dover Downs and costs of becoming a public company.

(3)	Restructuring costs reflect severance charges related to Dover Downs integration.

(4)	Newport Grand disposal loss represents the loss on the sale of the land and building in the first quarter of 2018.

(5)	Non-recurring litigation expense represents legal expenses incurred by TRWH in connection with certain litigation matters (net of insurance reimbursements).

(6)	Pension audit payment represents an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of the Company’s multi-employer pension plans.

(7)	Legal and financial expenses for the strategic review include expenses associated with TRWH’s review of strategic alternatives that began in April 2017.

(8)
Acquisition costs represent costs incurred during the year associated with the Company’s announced pending acquisitions of three casinos in Black Hawk, Colorado from Affinity Gaming, as well as the Isle of Capri Casino Kansas City in Kansas City, Missouri and the Lady Luck Casino Vicksburg in Vicksburg, Mississippi from Eldorado Resorts, Inc.

(9)	Credit Agreement amendment (income) expenses include costs associated with amendments made to TRWH’s Credit Agreement.

(10)	Storm-related repair expenses include costs, net of insurance recoveries, associated with damage from Hurricane Nate at Hard Rock Biloxi.

(11)	Expansion and pre-opening expenses represent costs incurred for Tiverton Casino Hotel prior to its opening on September 1, 2018.

(12)	Professional and advisory fees incurred related to the Company’s capital return program.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)(1)
(in thousands)

Three months ended June 30, 2019	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$82,856	$25,751	$32,118	$2,493	$143,218

Net income	$21,549	$1,332	$4,470	$(10,171)	$17,180
Interest expense, net of interest income	955	59	(8)	8,206	9,212
Provision for income taxes	8,009	512	1,192	(3,568)	6,145
Depreciation and amortization	4,546	1,284	2,359	44	8,233
Non-operating income	—	(38)	—	(144)	(182)
Loss on extinguishment and modification of debt	1,038	—	—	453	1,491
Merger and going public expenses	—	206	—	553	759
Restructuring costs		716	—	—	716
Share-based compensation	—	—	—	1,628	1,628
Non-recurring litigation expenses, net of insurance proceeds	—	—	275	249	524
Pension audit payment	(519)	—	—	—	(519)
Acquisition costs	—	—	—	764	764
Credit Agreement amendment income	—	—	—	(197)	(197)
Professional and advisory fees associated with capital return program	—	—	—	1,703	1,703
Allocation of corporate costs	2,570	1,112	1,005	(4,687)	—
Adjusted EBITDA	$38,148	$5,183	$9,293	$(5,167)	$47,457

Three months ended June 30, 2018	Rhode Island	Biloxi	Other	Total
Revenue	$75,935	$32,016	$2,864	$110,815

Net income	24,083	4,519	(8,302)	20,300
Interest expense, net of interest income	1,973	1	3,094	5,068
Provision for income taxes	6,719	1,395	(2,058)	6,056
Depreciation and amortization	2,779	2,318	38	5,135
Merger and going public expenses	—	—	664	664
Share-based compensation	—	—	6,029	6,029
Non-recurring litigation expenses, net of insurance proceeds	—	—	375	375
Legal and financial expenses for strategic review	—	—	132	132
Credit Agreement amendment expenses	—	—	15	15
Storm related repair expense, net of insurance recoveries	—	73	—	73
Expansion and pre-opening expenses	451	—	—	451
Allocation of corporate costs	2,084	987	(3,071)	—
Adjusted EBITDA	$38,089	$9,293	$(3,084)	$44,298
_______________________________

(1)	See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)(1)
(in thousands)

Six months ended June 30, 2019	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$168,980	$27,275	$63,149	$4,445	$263,849

Net income	42,775	1,332	8,748	(18,079)	34,776
Interest expense, net of interest income	3,266	59	(12)	12,937	16,250
Provision for income taxes	15,792	512	2,333	(6,819)	11,818
Depreciation and amortization	8,962	1,284	4,666	90	15,002
Non-operating income	—	(38)	—	(144)	(182)
Loss on extinguishment and modification of debt	1,038	—	—	453	1,491
Merger and going public expenses	—	206	—	6,993	7,199
Restructuring costs	—	716	—	—	716
Share-based compensation	—	—	—	1,780	1,780
Non-recurring litigation expenses, net of insurance proceeds	—	—	275	(308)	(33)
Pension audit payment	(519)	—	—	—	(519)
Acquisition costs	—	—	—	1,202	1,202
Credit Agreement amendment expenses	—	—	—	138	138
Professional and advisory fees associated with capital return program	—	—	—	1,703	1,703
Allocation of corporate costs	6,219	1,112	2,320	(9,651)	—
Adjusted EBITDA	77,533	5,183	18,330	(9,705)	$91,341

Six months ended June 30, 2018	Rhode Island	Biloxi	Other	Total
Revenue	$148,308	$62,024	$5,289	$215,621

Net income	39,407	9,160	(15,633)	32,934
Interest expense, net of interest income	4,442	(1)	6,326	10,767
Provision for income taxes	14,462	2,442	(4,304)	12,600
Depreciation and amortization	5,641	4,632	74	10,347
Merger and going public expenses	—	—	664	664
Newport Grand disposal loss	5,885	—	—	5,885
Share-based compensation	—	—	11,047	11,047
Non-recurring litigation expenses, net of insurance proceeds	—	—	1,233	1,233
Legal and financial expenses for strategic review	—	—	682	682
Credit Agreement amendment expenses	—	—	401	401
Storm related repair expense, net of insurance recoveries	—	213	—	213
Expansion and pre-opening expenses	485	—	—	485
Allocation of corporate costs	3,837	1,826	(5,663)	—
Adjusted EBITDA	$74,159	$18,272	$(5,173)	$87,258
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(1)	See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Calculation of Gross Gaming Revenue (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except percentages)	2019	2018	Change	2019	2018	Change
Gaming revenue	$100,234	$82,266	21.8%	$191,102	$161,848	18.1%
Adjustment for State of RI’s share of net terminal income, table games revenue and other gaming revenue (1)	106,836	98,003		209,492	190,048
Adjustment for State of DE’s share of net terminal income, table games revenue and other gaming revenue at Dover Downs (1)	20,964	—		22,483	—
Gross gaming revenue	$228,034	$180,269	26.5%	$423,077	$351,896	20.2%
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(1)	Adjustment made to show gaming revenue on a gross basis consistent with gross gaming win data provided throughout the gaming industry.

Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share (unaudited)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income applicable to common stockholders per diluted share	$0.42	$0.49	$0.87	$0.79
Deemed dividends related to changes in fair value of common stock subject to possible redemption	—	0.03	—	0.07
Loss on extinguishment and modification of debt	0.04	—	0.04	—
Merger and going public expenses	0.02	0.02	0.18	0.02
Restructuring costs	0.02	—	0.02	—
Newport Grand disposal loss	—	—	—	0.15
Non-recurring litigation expenses, net of insurance proceeds	0.01	0.01	—	0.03
Pension audit payment	(0.01)	—	(0.01)	—
Legal and financial expenses for strategic review	—	—	—	0.02
Acquisition costs	0.02	—	0.03	—
Credit Agreement amendment	—	—	—	0.01
Storm related repair expense, net of insurance recoveries	—	—	—	0.01
Expansion and pre-opening expenses	—	0.01	—	0.01
Professional and advisory fees associated with capital return program	0.04	—	0.04	—
Tax effect of adjustments	(0.03)	(0.01)	(0.08)	(0.07)
Adjusted net income per diluted share	$0.51	$0.56	$1.10	$1.03
_______________________________

(1)	See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.